SPECIAL METALS CORPORATION
                       NONQUALIFIED STOCK OPTION AGREEMENT


        THIS AGREEMENT (the "Agreement"), is made effective as of the 16th day April, 1999, (hereinafter called the "Date of Grant"), between Special Metals Corporation, a Delaware corporation (hereinafter called the "Company"), and Dr.
T. Grant John (hereinafter called the "Optionee"):

                                R E C I T A L S:

        WHEREAS, the Company has adopted the Special Metals Corporation 1997 Long Term Stock Incentive Plan (the "Plan"), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan; and

        WHEREAS, the Committee has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein (the "Option") to the Optionee pursuant to the Plan and the terms set forth herein.

        NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

        1. Grant of the Option. The Company hereby grants to the Optionee the right and option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 40,000 Shares, subject to adjustment as set forth in the Plan. The purchase price of the Shares subject to the Option shall be $5.375 per Share (the "Exercise Price"). The Option is intended to be a non-qualified stock option, and is not intended to be treated as an option that complies with Section 422 of the Internal Revenue Code of 1986, as amended.

        2. Vesting.

        (a) Except as otherwise provided in this Section 2 or in Section 4, the Option shall vest and become exercisable (i) with respect to one third (1/3) of the aggregate number of Shares initially covered by the Option on the first anniversary of the Date of Grant; (ii) with respect to one third (1/3) of the aggregate number of Shares initially covered by the Option on the second anniversary of the Date of Grant; and (iii) with respect to the remaining one third (1/3) of the aggregate number of Shares initially covered by the Option on the third anniversary of the Date of Grant.
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        (b) At any given time, the portion of the Option which has become vested and exercisable as described above (or pursuant to Section 2(d), 2(e) or 2(f) below) is hereinafter referred to as the "Vested Portion."

        (c) If, prior to the third anniversary of the Date of Grant, the Optionee's employment with the Company is terminated for any of the following reasons including:

                    (i) the Optionee is terminated as a result of his death or "Disability";

                    (ii) the Optionee is terminated by the Company for "Cause";

                    (iii) the Company does not extend the Optionee's employment period;

                    (iv) the Optionee terminates his employment with the Company upon a Change of Control (as defined in the employment agreement dated April 15, 1999) of the Company, and, as a result, there is a material change in the Optionee's authority or job responsibilities which results in lower salary or less responsibility than Optionee's assignment as Executive Vice President;

                    (v) the Optionee is terminated for any reason other than as described in subsections 2(d) or (e) below;

the Option shall to the extent not then vested, be canceled by the Company without consideration and the Vested Portion of the Option shall remain exercisable for the period set forth in Section 3(a).

        (d) If at any time prior to the third anniversary of the Date of Grant:

                    (i) the Optionee is terminated by the Company upon ninety
          (90) days advance written notice for any reason other than for reasons listed in clauses 2(c)(i-v), above or is terminated by the Company for no reason;

                    (ii) the Optionee's employment is terminated by the Optionee upon ninety (90) days advance written notice for "Good Reason" (and the Company's failure to cure the "Good Reason" within the ninety (90) day period);

the Option shall, to the extent not then vested, immediately become fully vested and exercisable and shall remain exercisable for the period set forth in Section 3(a).

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

        (e) If the Optionee's employment with the Company is terminated because of the Optionee's Retirement or Early Retirement prior to the third anniversary of the Date of Grant, the Option shall, to the extent not then vested, continue to vest in accordance with the schedule set forth in Section 2(a) and, once vested, shall remain exercisable for the period set forth in Section 3(a).

        (f) Notwithstanding any other provision of this Agreement to the contrary, in the event of a Change of Control (as defined in the employment agreement between the Optionee and the Company dated April 16, 1999) the Option shall, to the extent then outstanding but not then vested, immediately become fully vested and exercisable.

        3. Exercise of Option.

        (a) Period of Exercise. Subject to the provisions of the Plan, the Optionee may exercise all or any part of the Vested Portion of the Option at any time only prior to the earliest to occur of:

                    (i) one year following the date of the Optionee's termination of employment due to death;

                    (ii) one year following the date of the Optionee's termination of employment due to Disability;

                    (iii) the date of the Optionee's termination of employment by the Company for Cause;

                    (iv) one year following the date of the Optionee's termination of employment by the Company without Cause or the Optionee's resignation of employment by the Optionee for any reason other than Retirement or Early Retirement; and

                    (v) the tenth anniversary of the Date of Grant in all other cases.

        For purposes of this agreement:

        "Cause" shall mean "Cause" as defined in the employment agreement between the Optionee and the Company dated April 16, 1999 (the "Employment Agreement") or if not then in effect, any employment agreement then in effect between the Optionee and the Company or if not defined therein or, if there shall be no such agreement, (i) Optionee's engagement in misconduct which is materially injurious to the Company or its affiliates, (ii) Optionee's continued failure to substantially perform his or her duties to the Company, (iii) Optionee's repeated dishonesty in the performance of his or her duties to the Company, (iv) Optionee's commission of an act or acts constituting (x) a fraud against, or misappropriation or

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

embezzlement from, the Company or any of its affiliates, (y) a crime involving moral turpitude, or (z) an offense that could result in a jail sentence of at least 30 days or (v) Optionee's material breach of any confidentiality or non-competition covenant entered into between the Optionee and the Company. The determination of the existence of Cause shall be made by the Committee in good faith, which determination shall be conclusive for purposes of this Agreement;

        "Disability" shall mean "disability" as defined in the Employment Agreement or, if not then in effect, any employment agreement then in effect between the Optionee and the Company or if not defined therein or if there shall be no such agreement, as defined in the Company's long-term disability plan as in effect from time to time, or if there shall be no plan or if not defined therein, the Optionee's becoming physically or mentally incapacitated and consequent inability for a period of six (6) months in any twelve (12) consecutive month period to perform his or her duties to the Company;

        "Good Reason" shall mean "Good Reason" as defined in the Employment Agreement; and

        "Retirement" and "Early Retirement" shall mean "retirement" and "early retirement" as respectively defined under the Company's pension plan for salaried employees, as amended from time to time, or if there shall be no such plan or if not defined therein, as provided for in any successor plan or employee policy of the Company.

        (b) Method of Exercise.

        (i) Subject to Section 3(a) and Section 8, the Vested Portion of the Option may be exercised by delivering to the Company at its principal office written notice of intent to so exercise; provided that, the Option may be exercised with respect to whole Shares only. Such notice shall specify the number of Shares for which the Option is being exercised and shall be accompanied by payment in full of the Exercise Price. The payment of the Exercise Price shall be made in cash or its equivalent, or (i) by exchanging Shares owned by the Optionee (which are not the subject of any pledge or other security interest and which have been owned by the Optionee for at least 6 months), or (ii) through delivery to the Company of irrevocable instructions to a broker to sell the securities issued upon exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate exercise price upon the sale of such securities, subject to such limitations and prohibitions as the Committee may adopt from time to time, or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to the aggregate Exercise Price.

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

        (ii) Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option may not be exercised prior to the completion of any registration or qualification of the Option or the Shares under applicable state and federal securities or other laws, or under any ruling or regulation of any governmental body or national securities exchange that the Committee shall in its sole discretion determine to be necessary or advisable.

        (iii) Upon the Company's determination that the Option has been validly exercised as to any of the Shares, the Company shall issue certificates in the Optionee's name for such Shares. However, the Company shall not be liable to the Optionee for damages relating to any delays in issuing the certificates to him or her, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the certificates themselves.

        (iv) In the event of the Optionee's death, the Vested Portion of the Option shall remain exercisable by the Optionee's executor or administrator, or the person or persons to whom the Optionee's rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 3(a). Any heir or legatee of the Optionee shall take rights herein granted subject to the terms and conditions hereof.

        4. Cancellation of Option. Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Committee may cancel any unexercised portion of the Option (whether or not vested) at any time if the Optionee is not in compliance with the following conditions:

        (a) Optionee shall not render services for any organization or engage directly or indirectly in any business which, in the judgment of the Committee, is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company (such organization is referred to herein as a "competing organization"). For an Optionee whose employment has terminated, the judgment of the Committee shall be based on the Optionee's position and responsibilities while employed by the Company, the Optionee's post-employment responsibilities and position with the competing organization or business, the extent of past, current and potential competition or conflict between the Company and the competing organization or business, the effect on the Company's customers, suppliers and competitors of the Optionee's assuming the post-employment position, the guidelines established in any then current employment policies of the Company and such other considerations as are deemed relevant given the applicable facts and circumstances. An Optionee shall be free, however, to (i) purchase as an investment or otherwise, stock or other securities of such competing organization or business so long as they are listed upon a recognized securities exchange or traded over-the-counter, and such investment does not represent a substantial investment to the Optionee or a greater than 5 percent equity interest in

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

the competing organization or business and (ii) serve as a director of such competing organization if such service is approved by the Committee.

        (b) Optionee shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company's business, any confidential information or material relating to the business of the Company, acquired by the Optionee either during or after employment with the Company.

        (c) Optionee shall disclose promptly and assign to the Company all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Optionee during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in other countries.

        (d) Optionee shall comply with the terms and conditions of any other written agreement between the Company and the Optionee relating to non-competition, confidentiality, intellectual property and non-solicitation.

        (e) Upon exercise or other settlement of all or any portion of the Option pursuant to this Agreement, the Optionee shall certify on a form acceptable to the Committee that he or she is in compliance with the terms and conditions of this Agreement and the Plan. Failure to comply with the provisions of paragraph (a), (b), (c) or (d) above prior to, or during the six months after, any exercise or other settlement of the Option shall cause such exercise or other settlement to be rescinded. The Company shall notify the Optionee in writing of any such rescission within two years after such exercise or other settlement. Within 90 days after receiving such a notice from the Company, the Optionee shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise or other settlement. Such payment shall be made either in cash or by returning to the Company the number of Shares or other consideration that the Optionee received in connection with the rescinded exercise or other settlement.

        5. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Optionee the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss the Optionee or remove the Optionee as a director, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

        6. Transferability of Option. The Option may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Optionee otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance

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

shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Option to heirs or legatees of the Optionee shall be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof. During the Optionee's lifetime, the Option is exercisable only by the Optionee, or if permissible under applicable law, by the Participant's legal guardian or representative.

        7. Transferability of Option Shares. Neither the Optionee nor any transferee of the Optionee (including any beneficiary, executor or administrator) shall sell or otherwise transfer any Shares received upon exercise of the Option, except in accordance with the following procedure. The Optionee shall deliver to the Secretary of the Company a notice of sale (the "Notice of Sale") stating the Optionee's name and the number of Shares he or she desires to sell. Upon receipt of a Notice of Sale, the Company shall have the right and option, for a period ending at 3:30 P.M., Eastern time, on the next business day following receipt of the Notice of Sale, to purchase all or a portion of the Shares referred to in the Notice of Sale at the Fair Market Value of the Shares on the day that the Notice of Sale is received by the Company. In the event that the Company exercises its right to purchase any or all of the Shares referred to in the Notice of Sale, such purchase shall be made at the offices of the Company on the third business day following the day on which the Company notifies Optionee of the exercise of its right hereunder or on another mutually satisfactory business day, provided that Optionee has received all necessary consents and other approvals and is able to transfer good title to the Shares to be purchased by the Company. Delivery of certificates or other instruments evidencing such Shares, duly endorsed for transfer, shall be made on such date against payment of the purchase price therefor due at the closing. In the event that the Company does not exercise its right to purchase all or a portion of the Shares referred to in the Notice of Sale, Optionee shall be free to sell or otherwise transfer such Shares at any time within 10 business days after the date on which the Notice of Sale was given. If all of the Shares referred to in the Notice of Sale are not sold within such 10 day period, then the right of the Optionee to sell such Shares without providing a further Notice of Sale shall expire and the obligations of this Section 7 shall be reinstated.

         8. Withholding. The Optionee agrees as a condition to the exercise of the Option to make appropriate arrangements with the Company for satisfaction of any applicable federal, state or local income tax, withholding requirements or like requirements, including the payment to the Company at the time of exercise of, or other settlement in respect of, the Option of all such taxes and requirements and the Company shall be authorized to take such action as may be necessary in the opinion of the Company's counsel (including, without limitation, withholding Shares otherwise deliverable to the Optionee hereunder and/or withholding amounts from any

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

compensation or other amount owing from the Company to the Optionee) to satisfy all obligations for the payment of such taxes.

        9. Securities Laws. Upon the acquisition of any Shares pursuant to the exercise of the Option, Optionee will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement.

        10. Legend on Certificates. The certificates representing the Shares purchased by exercise of the Option shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under this Agreement, the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        11. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Optionee at the address appearing in the personnel records of the Company for such Optionee or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

        12. Choice of Law. THE INTERPRETATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

        13. Option Subject to Plan. By entering into this Agreement the Optionee agrees and acknowledges that the Optionee has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan as it may be amended from time to time are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

        14. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


                                          SPECIAL METALS CORPORATION



                                          By:_________________________________


                                          /s/ Dr. T. Grant John
                                          ---------------------
                                          Dr. T. Grant John

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